UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2010
Commission file number 001-33606

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
19 Par-La-Ville Road, Hamilton, HM 11 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 1.01. Entry into a Material Definitive Agreement.
On March 12, 2010, Validus Holdings, Ltd. (the “Company”) and Validus Reinsurance, Ltd. (“Validus Re”) entered into a $340.0 million three-year unsecured credit facility with Deutsche Bank Securities Inc., as syndication agent and JPMorgan Chase Bank, N.A. as administrative agent, which provides for letter of credit availability for Validus Re and its other subsidiaries and revolving credit availability for the Company (the “Three Year Facility”) (the full $340.0 million of which is available for letters of credit and/or revolving loans). The Three Year Facility was provided by a syndicate of commercial banks arranged by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. Letters of credit under the Three Year Facility will be available to support obligations in connection with the insurance business of the Company and its subsidiaries. Loans under the Three Year Facility will be available for the general corporate and working capital purposes of the Company. The Company may request that existing lenders under the Three Year Facility or prospective additional lenders agree to make available additional commitments from time to time so long as the aggregate commitments under the Three Year Facility do not exceed $400.0 million.
Letter of credit fees are payable on account of each letter of credit issued under the Three Year Facility at a rate per annum equal to an applicable rate. Borrowings under the Three Year Facility bear interest, at the option of the Company, at the base rate (the higher of the prime rate announced by JPMorgan Chase Bank, N.A., the federal funds effective rate plus 0.50%, and the LIBOR rate plus 1.0%) or the LIBOR rate applicable to such loans, plus an applicable rate.
The Three Year Facility contains covenants that include, among other things (i) the requirement that the Company initially maintain a minimum level of consolidated net worth of at least $2,925,590,000 and, commencing with the end of the fiscal quarter ending December 31, 2009, to be increased quarterly by an amount equal to 50% of the Company’s consolidated net income (if positive) for such quarter plus 50% of the aggregate increases in the consolidated shareholders’ equity of the Company during such fiscal quarter by reason of the issuance and sale of common equity interests of the Company, including upon any conversion of debt securities of the Company into such equity interests, (ii) the requirement that the Company maintain at all times a consolidated total debt to consolidated total capitalization ratio not greater than 0.35:1.00, and (iii) the requirement that Validus Re and any other material insurance subsidiaries maintain a financial strength rating by A.M. Best of not less than “B++” (Fair).
In addition, the Three Year Facility contains customary negative covenants applicable to the Company and its subsidiaries, including limitations on the ability to pay dividends and other payments in respect of equity interests at any time that the Company is otherwise in default with respect to certain provisions under the Three Year Facility, limitations on the ability to incur liens, make investments, sell assets, merge or consolidate with others, enter into transactions with affiliates, and limitations on the ability of our subsidiaries to incur indebtedness.
The Three Year Facility also contains customary affirmative covenants, representations and warranties and events of default for credit facilities of this type.
Also on March 12, 2010, the Company and Validus Re entered into the Third Amendment (the “Amendment”) to the Company’s $500.0 million five-year secured letter of credit facility (the “Five Year Facility”). The Amendment modified certain provisions of the Five Year Facility, including representations and warranties, affirmative and negative covenants and events of default, in order to substantially conform such terms to those set forth in the Three Year Facility.
Also on March 12, 2010, Talbot Holdings Ltd. (“Talbot”) and the Company entered into a three-year bi-lateral $60.0 million unsecured revolving credit facility with Lloyds TSB Bank plc (the “Talbot Revolving Facility”). Loans under the Talbot Revolving Facility will be available for the general corporate and working capital purposes of Talbot. Borrowings under the Talbot Revolving Facility bear interest, at the option of Talbot, at the base rate (the higher of the prime rate announced by JPMorgan Chase Bank, N.A., the federal funds effective rate plus 0.50%, and the LIBOR rate plus 1.0%) or the LIBOR rate applicable to such loans, plus an applicable rate.
The Talbot Revolving Facility contains representations and warranties, affirmative and negative covenants and events of default that are substantially similar to those set forth in the Three Year Facility.
The foregoing descriptions does not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 which are incorporated herein by reference.

Certain of the Lenders party to the credit facilities described herein and their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Company in the ordinary course of business.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Three-Year Unsecured Letter of Credit Facility, dated as of March 12, 2010, among Validus Holdings, Ltd., Validus Reinsurance, Ltd., the Lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders and Deutsche Bank Securities Inc, as syndication agent.

10.2	Third Amendment, dated as of March 12, 2010, to the Five-Year Secured Letter of Credit Facility dated as of March 12, 2007, as amended by the First Amendment dated October 25, 2007 and the Second Amendment dated as of July 24, 2009, among Validus Holdings, Ltd., Validus Reinsurance, Ltd., the Lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders.

10.3	Three-Year Unsecured Bi-Lateral Revolving Credit Facility, dated as of March 12, 2010, among Talbot Holdings Ltd., as Borrower, Validus Holdings, Ltd., as Guarantor and Lloyds TSB Bank plc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 17, 2010

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski
	Name:	Robert F. Kuzloski
	Title:	Senior Vice President & Assistant General Counsel